Exhibit B-10(a)

REFUNDING AGREEMENT NO. 1-B
dated as of April 1, 2004

among

RCMC I, INC., as successor in interest to Resources Capital Management Corporation, as Owner Participant and Approved Transferee of
Public Service Resources Corporation
the Original Owner Participant

GG1B Funding Corporation,
as Second Funding Corporation

GG1C Funding Corporation,
as Funding Corporation

Wachovia bank, National association
(as successor in interest to MERIDIAN TRUST COMPANY),
as Corporate Owner Trustee under Trust Agreement No. 1, dated as of
December 1, 1988, with the Individual Owner Trustee and the Owner
Participant, as successor in interest to the original Owner
Participant

STERLING C. CORREIA,
as successor Individual Owner Trustee under Trust Agreement No. 1, dated as of

December 1, 1988, with the Corporate Owner
Trustee and the Owner Participant, as successor in interest to the
Original Owner Participant

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly known as Bankers Trust Company),
as Corporate Indenture Trustee under Trust Indenture, Deed of Trust,
Mortgage, Security Agreement and Assignment of Facility Lease No. 1,
dated as of December 1, 1988, as supplemented, with the Individual Indenture
Trustee and the Owner Trustee

STANLEY BURG,
as Individual Indenture Trustee under Trust Indenture, Deed of Trust,
Mortgage, Security Agreement and Assignment of Facility Lease
No. 1, dated as of December 1, 1988, as supplemented, with the Corporate
Indenture Trustee and the Owner Trustee

and

SYSTEM ENERGY RESOURCES, INC.,
as Lessee

REFUNDING AGREEMENT NO. 1-B, dated as of April 1, 2004, ("Refunding Agreement") among RCMC I, INC., a Delaware corporation (the "Owner Participant") as Approved Transferee (such term, and other capitalized terms used herein without definition, being defined as provided in Section 1 herein) of Public Service Resources Corporation, GG1B FUNDING CORPORATION, a Delaware corporation (the "Second Funding Corporation"), GG1C FUNDING CORPORATION, a Delaware corporation (the "Funding Corporation"), Wachovia Bank, national association (as successor in interest to MERIDIAN TRUST COMPANY) ("WB"), a national banking association, not in its individual capacity, but solely as Corporate Owner Trustee under the Trust Agreement ("Corporate Owner Trustee"), STERLING C. CORREIA, not in his individual capacity, but solely as successor Individual Owner Trustee under the Trust Agreement ("Individual Owner Trustee"), DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), a New York banking corporation ("DBTC"), not in its individual capacity but solely as Corporate Indenture Trustee under the Indenture ("Corporate Indenture Trustee"), STANLEY BURG, not in his individual capacity but solely as Individual Indenture Trustee under the Indenture ("Individual Indenture Trustee"), and SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation (the "Lessee"),

W I T N E S S E T H:

WHEREAS, the parties to this Refunding Agreement other than the Funding Corporation are parties to Participation Agreement No. 1, dated as of December 1, 1988 (the "Participation Agreement"), among the Lessee, GG1A Funding Corporation (the "Original Funding Corporation"), the Owner Participant, as successor in interest to the original Owner Participant, the Corporate Owner Trustee, the Individual Owner Trustee, the Corporate Indenture Trustee, the Individual Indenture Trustee and the Original Loan Participants named therein; and

WHEREAS, the Initial Series Notes were issued by the Owner Trustee in connection with the acquisition of the Undivided Interest; and

WHEREAS, on April 13, 1989, the Original Funding Corporation utilized the proceeds of a series of Bonds issued by it to make a Refunding Loan to the Owner Trustee and the Owner Trustee issued Fixed Rate Notes to refund the Initial Series Notes; and

WHEREAS, on January 18, 1994, Second Funding Corporation utilized the proceeds of a series of Bonds issued by it to make a Refunding Loan to the Owner Trustee and the Owner Trustee issued Fixed Rate Notes to refund the then outstanding Bonds; and

WHEREAS, Section 2(d) of the Participation Agreement provides for a refunding of the Notes theretofore issued and then Outstanding upon the satisfaction of the conditions set forth in Sections 2 and 11(c) of the Participation Agreement; and

WHEREAS, Section 3(e) of the Facility Lease provides for an adjustment to Basic Rent and to the Value Schedules in order to preserve the Net Economic Return of the Owner Participant in the event of the issuance of Fixed Rate Notes; and

WHEREAS, on April 16, 2004, at the direction of the Lessee and the Owner Participant, the Owner Trustee gave the Indenture Trustee notice of prepayment of the Outstanding Notes, which notice provided, in accordance with Section 3.9(c) of the Indenture, that such prepayment is conditional upon the receipt by the Indenture Trustee on or prior to the Refunding Date, of moneys sufficient to pay the principal of, and the premium, if any, and interest on the Outstanding Notes and that if such moneys shall not have been so received, said notice shall be of no force and effect and the Owner Trustee shall not be required to prepay the Outstanding Notes on May 11, 2004 (the "Refunding Date") and on April 16, 2004 the Second Funding Corporation gave notice to the Collateral Trust Trustee of the redemption on the Refunding Date of the Bonds outstanding, which notice was correspondingly conditional; and

WHEREAS, the parties hereto wish to cause the issuance of a new series of Fixed Rate Notes (the "Refunding Notes") in order to refund the Outstanding Notes and redeem the outstanding Bonds; and

WHEREAS, Section 10.1(viii) of the Indenture provides, among other things, that the Owner Trustee and Indenture Trustee may, without consent of the Holders of Notes Outstanding, execute a supplement to the Indenture in order to evidence the issuance of and to provide the terms of Additional Notes; and

WHEREAS, subject to the conditions set forth herein, the Owner Trustee and the Indenture Trustee intend to execute Supplemental Indenture No. 3 to the Indenture, dated as of May 1, 2004 ("Supplemental Indenture No. 3"), providing for the issuance under the Indenture of Refunding Notes as contemplated in Supplemental Indenture No. 3; and

WHEREAS, Section 10.2(ii) of the Indenture provides, among other things, that, upon receipt of a written instruction from the Lessee and the Owner Trustee, the Indenture Trustee shall consent to certain amendments of the Facility Lease; and

WHEREAS, subject to the conditions set forth herein, the Owner Trustee and the Lessee intend to execute Lease Supplement No. 3 to the Facility Lease, dated as of May 1, 2004 ("Lease Supplement No. 3"), to amend certain schedules thereto;

WHEREAS, subject to the conditions set forth herein, the Owner Participant and the Lessee intend to execute Amendment No. 2 dated as of May 1, 2004, to the Tax Indemnity Agreement No. 1 ("TIA Amendment No. 2"), to amend certain provisions of the Tax Indemnity Agreement;

WHEREAS, Basic Rent and the Value Schedules, as set forth in Lease Supplement No. 3, have been adjusted to take into effect, among other things, the additional Tax Assumptions set forth in TIA Amendment No. 2 and the additional Pricing Assumptions set forth on Schedule 2 hereto;

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Definitions.

    For purposes hereof, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms as set forth in Appendix A to the Participation Agreement.

    Agreement of Funding Corporation.
      Subject to the terms and conditions hereof and of Section 2 and 11(c) of the Participation Agreement, on the Refunding Date, Funding Corporation shall make a Refunding Loan to the Owner Trustee by paying to the Indenture Trustee for the account of the Owner Trustee immediately available funds in an amount equal to $226,279,158. Proceeds of the Refunding Loan shall be paid directly to a special account established by the Owner Trustee with the Indenture Trustee and shall be applied as set forth in Section 3(c)(ii).
      On and as of the Refunding Date, Second Funding Corporation hereby assigns to Funding Corporation and Funding Corporation hereby assumes all rights and obligations of Original Funding Corporation (as previously assigned to Second Funding Corporation) under the Participation Agreement and thereupon the Second Funding Corporation shall be released and discharged from any further obligations under the Participation Agreement. Notwithstanding the foregoing, Second Funding Corporation shall continue to have the rights and obligations of an Indemnitee under Section 13 of the Participation Agreement. On and as of the Refunding Date (and for purposes of the definitions contained in this Agreement on and as of the date of the execution and delivery hereof), Appendix A to the Participation Agreement shall be amended such that Funding Corporation, as defined therein, shall mean GG1C Funding Corporation, a Delaware corporation (it being understood that the reference to "Funding Corporation" in Section 11(c) of the Participation Agreement refers to GG1C Funding Corporation in the context of the Refunding Loan contemplated hereby).

    Issuance of Refunding Notes by Owner Trustee; Application of Proceeds.

    Subject to the terms and conditions hereof and of Sections 2 and 11(c) of the Participation Agreement and Section 3.5 of the Indenture, on the Refunding Date, (a)(i) the Lessee and the Lessor shall enter into Lease Supplement No. 3, (ii) the Owner Trustee and the Indenture Trustee shall enter into Supplemental Indenture No. 3, (iii) the Lessee, the Funding Corporation and the Collateral Trust Trustee shall enter into the Collateral Trust Indenture and, subject to satisfaction of the conditions therein set forth, Supplemental Indenture No. 1 to the Collateral Trust Indenture ("Collateral Trust Supplement") and (iv) the Lessee and the Owner Participant will enter into the TIA Amendment No. 2, (b) the Lessee shall make a Supplemental Rent payment pursuant to Section 3(b)(ii) of the Facility Lease in the amount of $6,588,829.80, (c) upon receipt of the Refunding Loan to be made by Funding Corporation in accordance with Section 2 hereof and such Supplemental Rent payment, the Indenture Trustee, at the direction of the Owner Trustee, shall (i) authenticate and deliver the Refunding Notes, in the aggregate principal amount of the Refunding Loan and bearing interest at the rates per annum and in the amounts, respectively, set forth in Supplemental Indenture No. 3 and (ii) apply the proceeds of the Refunding Loan to the prepayment in full of the principal of the Outstanding Notes (it being understood that any accrued interest on the Outstanding Notes shall be paid from the Rent payable by the Lessee under the Facility Lease on the Refunding Date and that the premium payable upon the prepayment of the Outstanding Notes shall be paid from the Supplemental Rent payable by the Lessee in accordance with clause (b) hereof under Section 3(b)(ii) of the Facility Lease on the Refunding Date) and (d) Schedule 5 to the Participation Agreement shall be amended to include the additional Pricing Assumptions set forth on Schedule 2 hereof.

    Implementation.
      Forms. The forms of Supplemental Indenture No. 3, Lease Supplement No. 3, the Collateral Trust Indenture and the Collateral Trust Supplement and the TIA Amendment No. 2 are attached hereto as Exhibits A, B, C, D and E respectively.
      Obligations of the Owner Participant. The Owner Participant hereby directs the Owner Trustee to execute and deliver this Refunding Agreement and, subject to the terms and conditions of Sections 2(d) and 11(c) of the Participation Agreement and Section 3.5 of the Indenture, and subject to the Owner Trustee having received the Rent payments described in Section 3 and the Owner Participant having received the Refinancing Supplemental Rent described in Section 6 and the Letter of Credit held by the Owner Participant shall have been amended or supplemented to the extent necessary to reflect the transactions contemplated hereby, the Owner Participant hereby agrees that, on the Refunding Date, it will execute and deliver TIA Amendment No. 2 and direct (i) the Owner Trustee to execute and deliver Supplemental Indenture No. 3 and Lease Supplement No. 3 (collectively, with this Refunding Agreement and TIA Amendment No. 2, the "Refunding Documents") in the forms of Exhibits A and B hereto, respectively, (ii) the Corporate Owner Trustee to execute Refunding Notes as contemplated by the Refunding Documents and to request the Indenture Trustee (x) to authenticate and deliver the Refunding Notes pursuant to Section 3.5 of the Indenture and (y) in view of the fact that Funding Corporation is to pledge such Refunding Notes to the Collateral Trust Trustee, to cause such Refunding Notes to be delivered directly to, and registered in the name of, the Collateral Trust Trustee and (iii) the Corporate Owner Trustee to execute and deliver all other agreements, instruments and certificates contemplated by the Transaction Documents, the Financing Documents and the Refunding Documents.
      Instruction and Consent. Subject to satisfaction of the terms and conditions of Section 2(d) and 11(c) of the Participation Agreement and Section 3.5 of the Indenture, (x) in accordance with Section 10.2(ii) of the Indenture, the Lessee and the Owner Trustee hereby instruct the Indenture Trustee to consent, effective as of the Refunding Date, to Lease Supplement No. 3 and the Indenture Trustee hereby so consents and (y) in accordance with Section 10.1(viii) of the Indenture, the Owner Trustee and the Indenture Trustee hereby consent and agree to execute and deliver Supplemental Indenture No. 3 on the Refunding Date.
      Consent of Lessee. In accordance with Section 8(b)(2) of the Participation Agreement, the Lessee hereby consents to the refunding of the Outstanding Notes as contemplated hereby.
      Recordations and Filings. The Lessee agrees that it will cause to be made the recordations and filings set forth in Schedule 1 hereto and represents that such filings and recordations are all the recordations and filings that are necessary in order to preserve, protect and perfect the Owner Trustee's right, title and interest in and to the Undivided Interest, the Ground Lease Property and under the Facility Lease, as amended by Lease Supplement No. 3, and the first and prior security interest of the Indenture Trustee in the Lease Indenture Estate under the Indenture, as amended by Supplemental Indenture No. 3.
      Funding Corporation Consent. Pursuant to the Collateral Trust Indenture, Funding Corporation shall assign to the Collateral Trust Trustee all of Funding Corporation's right, title and interest in and to the Refunding Notes, as security for Funding Corporation's obligations under the Collateral Trust Indenture and, therefore, Funding Corporation hereby consents to the Owner Trustee's issuance of the Refunding Notes directly to the Collateral Trust Trustee.
    Conditions Precedent.
      Conditions Precedent to Obligations of Funding Corporation. The obligations of Funding Corporation and the Lessee to take the actions specified in Sections 2 and 3 hereof on the Refunding Date shall be subject to the following conditions precedent:
        the Purchase Agreement dated April 16, 2004 (the "Purchase Agreement") among Funding Corporation, the Lessee, Morgan Stanley, Citigroup Global Markets Inc., The Royal Bank of Scotland plc and Wedbush Morgan Securities Inc. (collectively, the "Initial Purchasers") relating to the offer and sale of $284,756,685 aggregate principal amount of Secured Lease Obligation Bonds of Funding Corporation (the "Bonds") shall have been executed and delivered;
        the Initial Purchasers shall have purchased the Bonds pursuant to the Purchase Agreement; and
        the conditions set forth in Sections 2 and 11(c) of the Participation Agreement and in the Purchase Agreement shall have been satisfied.
      Conditions Precedent to Obligations of the Owner Trustee. The obligations of the Owner Trustee to issue and deliver the Refunding Notes to the Collateral Trust Trustee, as assignee of Funding Corporation on the Refunding Date in consideration of the Refunding Loan shall be subject to (x) the simultaneous performance by Funding Corporation of its obligations under Sections 2 and 3 hereof and the payment by the Lessee of Basic Rent, the prepayment of Basic Rent, and Supplemental Rent referred to in Section 3 hereof, (y) the satisfaction of the conditions set forth in Sections 2 and 11(c) of the Participation Agreement and Section 3.5 of the Indenture to the participation by the Owner Trustee in the transactions contemplated by this Refunding Agreement and (z) receipt of a direction from the Owner Participant to the effect set forth in Section 4(b) hereof.
      Conditions Precedent to Obligations of the Indenture Trustee. The obligations of the Indenture Trustee to take the action required by Section 3 hereof on the Refunding Date shall be subject to the satisfaction of the conditions set forth in Section 3.5 of the Indenture.

    Expenses.

    The Lessee hereby affirms that it shall pay, as Supplemental Rent pursuant to Section 14(b)(ii)(g) of the Participation Agreement, all reasonable fees, expenses, disbursements and costs (including legal and other professional fees and expenses) incurred by the Owner Participant, the Owner Trustee, the Indenture Trustee and the Collateral Trust Trustee in connection with the refunding contemplated hereby; provided, however, that:

          On the Refunding Date, Lessee shall pay (a) the fees and expenses of legal counsel of the Owner Participant, (b) a fee of $200,000 to the Owner Participant in connection with the refinancing and (c) a payment of any amounts determined in accordance with Section 6(iii) hereunder ("Refinancing Supplemental Rent");
          On the Refunding Date, Lessee shall pay the fees and expenses of Investment Management Advisors, Inc., the financial advisor of the Owner Participant;
          Refinancing Supplemental Rent is intended to be the lump sum amount required to be paid under Section 3(e) of the Facility Lease in order to indemnify the Owner Participant on an After Tax Basis and, thus, to preserve the Owner Participant's Net Economic Return given the dictates and considerations set forth in the Regulations under Section 467 of the Code. For the avoidance of doubt, the only changes to rents are to account for changes in interest rates and Refinancing Supplemental Rent is intended to be an indemnity payable under the Facility Lease and not an additional payment of rent within the meaning of the Regulations under Section 467 of the Code. Notwithstanding anything to the contrary in any of the Transaction Documents, Lessee shall not pay on an After Tax Basis (or otherwise indemnify the Owner Participant for) the $200,000 fee to the Owner Participant;
          Lessee shall pay as Supplemental Rent the fees and expenses of the Owner Trustee and its counsel and any other fees, expenses and disbursements incurred by the parties hereto in connection with the transactions contemplated hereby.

    Miscellaneous.
      Execution. This Refunding Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.
      Governing Law. This Refunding Agreement has been negotiated and delivered in the State of New York and shall be governed by, and be construed in accordance with, the internal laws of the State of New York.
      Notices to Owner Participant. In accordance with Section 18 of the Participation Agreement, the Owner Participant does hereby designate that all communications, notices and consents to the Owner Participant provided for in the Participation Agreement shall be addressed as follows unless and until the Owner Participant shall hereafter designate another address in accordance with such Section 18:

      RCMC I, Inc.
      1300 North Market Street
      Suite 400
      Wilmington, DE 19801-1811

      Telephone: (302) 655-3730
      Telecopy: (302) 655-5970

      All payments required to be made to the "Owner Participant" under any Transaction Document shall be made to the following account unless and until the Owner Participant shall hereafter designate another account for such purpose: Wachovia Bank, N.A., ABA Number 053000219, DDA#5000000016439/DTCM 67, Credit the account of RCMC I, Inc., Account Number: 6728001731 (RCMC I, Inc. (notify Eileen Moran)).

      Concerning the Owner Trustee. WB and Sterling C. Correia are entering into this Refunding Agreement solely as Owner Trustee under the Trust Agreement and not in their individual capacities. Anything herein to the contrary notwithstanding, all and each of the agreements herein made on the part of the Owner Trustee are made and intended not as personal agreements of WB and Sterling C. Correia but are made and intended for the purpose of binding only the Trust Estate.
      Concerning the Indenture Trustee. DBTC and Stanley Burg are entering into this Refunding Agreement solely as Corporate Indenture Trustee and Individual Indenture Trustee, respectively, under the Indenture and not in their individual capacities. Anything herein to the contrary notwithstanding, all and each of the respective agreements herein made on the part of the Corporate Indenture Trustee and Individual Indenture Trustee, respectively, are made and intended not as personal agreements for DBTC and Stanley Burg, as the case may be, but are made and intended solely as the agreements of the Corporate Indenture Trustee and the Individual Indenture Trustee pursuant to the Indenture, in the exercise of the powers and authority conferred and vested in the Corporate Indenture Trustee and Individual Indenture Trustee, respectively, pursuant to the Indenture.
      Owner Trustee's, Owner Participant's and Indenture Trustee's Obligations. The obligations and duties of the Owner Trustee, the Owner Participant and the Indenture Trustee under this Agreement are limited to those expressly set forth herein as obligations of the Owner Trustee, the Owner Participant and the Indenture Trustee, respectively. Without limiting the generality of the foregoing, neither the Owner Trustee nor the Owner Participant shall have any obligations or duties with respect to the redemption of the bonds issued by Second Funding Corporation or the issuance of the Bonds.

IN WITNESS WHEREOF, the parties hereto have caused this Refunding Agreement to be duly executed by their respective officers thereunto duly authorized.

RCMC I, INC. as Owner Participant

By _______________________________
Name:
Title:

GG1B FUNDING CORPORATION

By _______________________________
Name:
Title:

GG1C FUNDING CORPORATION

By _______________________________
Name:
Title:

Wachovia BANK, National association (as successor in interest to MERIDIAN TRUST COMPANY), not in its individual capacity, but solely as Corporate Owner Trustee under the Trust Agreement

By _______________________________
Name:
Title:

By _______________________________
STERLING C. CORREIA, not in his individual
capacity, but solely as Individual Owner
Trustee under the Trust Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), not in its individual capacity but solely as Corporate Indenture Trustee

By _______________________________
Name:
Title:

By #9; _______________________________
STANLEY BURG, not in his individual
capacity, but solely as Individual
Indenture Trustee

SYSTEM ENERGY RESOURCES, INC., as Lessee

By _______________________________
Name:
Title:

SCHEDULE 1

Recordations and Filings

Part I. Land Record Filings.

A. Chancery Clerk, Claiborne County, Mississippi

    Lease Supplement No. 3 to the Facility Lease.
    Supplemental Indenture No. 3 to the Indenture.
    Collateral Trust Indenture.
    Supplemental Indenture No. 1 to the Collateral Trust Indenture.

Part II Uniform Commercial Code Filings.

A. Chancery Clerk, Claiborne County, Mississippi:

    UCC-3 to amend the UCC-1 filed with respect to the Facility Lease naming SERI as Lessee and the Owner Trustee as Lessor, attaching thereto Lease Supplement No. 3 to the Facility Lease.
    UCC-3 to amend each of the two UCC-1s filed with respect to the Indenture, naming the Owner Trustee as debtor and the Indenture Trustee as secured party in respect of the Lease Indenture Estate, attaching thereto Supplemental Indenture No. 3 to the Indenture.
    UCC-1 with respect to the Collateral Trust Indenture, as amended by Supplemental Indenture No. 1 thereto, naming GG1C Funding Corporation as debtor and Deutsche Bank Trust Company Americas, Trustee, as secured party.

B. Secretary of State of Mississippi:

    UCC-3 to amend the UCC-1 to Facility Lease naming SERI as Lessee and the Owner Trustee as Lessor, attaching thereto Lease Supplement No. 3 to Facility Lease.
    UCC-3 to amend each of the two UCC-1s filed with respect to the Indenture, naming the Owner Trustee as debtor and the Indenture Trustee as secured party in respect of the Lease Indenture Estate, attaching thereto Supplemental Indenture No. 3 to the Indenture.

C. Secretary of State of Arkansas:

UCC-3 to amend the UCC-1 to Facility Lease naming SERI as Lessee and the Owner Trustee as Lessor, attaching thereto Lease Supplement No. 3 to Facility Lease.

D. Secretary of State of North Carolina:

UCC-3 to amend the UCC-1 filed with respect to the Lease Indenture, naming the Owner Trustee as debtor and the Indenture Trustee as secured party in respect of the Lease Indenture Estate, attaching thereto Supplemental Indenture No. 3 to Lease Indenture.

E. Secretary of State of Delaware:

UCC-3 to amend the UCC-1 filed with respect to the Lease Indenture, naming the Owner Trustee as debtor and the Indenture Trustee as secured party in respect of the Lease Indenture Estate, attaching thereto Supplemental Indenture No. 3 to Lease Indenture.

F. Washington, D.C., Recorder of Deeds:

UCC-3 to amend each of the two UCC-1s filed with respect to the Lease Indenture, naming the Owner Trustee as debtor and the Indenture Trustee as secured party in respect of the Lease Indenture Estate, attaching thereto Supplemental Indenture No. 3 to Lease Indenture.

G. Secretary of State of Delaware.

UCC-1 with respect to the Collateral Trust Indenture, as amended by Supplemental Indenture No. 1 thereto, naming GG1C Funding Corporation as debtor and Deutsche Bank Trust Company Americas, Trustee, as secured party.

H. Secretary of State of New York.

UCC-1 with respect to the Collateral Trust Indenture, as amended by Supplemental Indenture No. 1 thereto, naming GG1C Funding Corporation as debtor and Deutsche Bank Trust Company Americas, Trustee, as secured party.

Schedule 2

Additional Pricing Assumptions

Basic Rent, Casualty Values and Special Casualty Values, as set forth in the Facility Lease, as amended by Supplement No. 3, dated as of May 1, 2004, for dates occurring after the Refunding Date set forth below, have been computed on the basis of the following additional pricing assumptions which hereby supplement and amend Schedule 5 to the Participation Agreement:

1. Refunding Date: May 11, 2004

2. Interest Rate on and Amortization of Notes:

See Supplemental Indenture No. 3, dated as of May 1, 2004.

3. Refunding Expenses:

Refunding expenses are paid on the Refunding Date as provided in Section 6 hereof, and no rental adjustments are therefore made to account therefor.

4. Additional Basic Rent: $5,567,784.39 as interest from January 15, 2004 to the Refunding Date on Notes which are redeemed on the Refunding Date.

Item 1

EXHIBIT A

Item 1

EXHIBIT B

Item 1

EXHIBIT C

Item 1

EXHIBIT D

Item 1

EXHIBIT E